UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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GI DYNAMICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GI DYNAMICS, INC.

320 Congress Street, Floor 3

Boston, MA 02210

SUPPLEMENT NO. 1 TO DEFINITIVE PROXY STATEMENT

NOTICE OF POSTPONEMENT OF SPECIAL MEETING OF STOCKHOLDERS

TO JUNE 17, 2020 (AEST)

JUNE 16, 2020 (EDT)

June 5, 2020

Dear Stockholder:

On May 26, 2020, we mailed to you a definitive proxy statement dated May 26, 2020 (the “Definitive Proxy Statement”) relating to the Special Meeting of Stockholders (the “Special Meeting”) of GI Dynamics, Inc., a Delaware corporation (“GI Dynamics” or the “Company”), originally scheduled to be held on June 7, 2020, at 6:00 p.m., United States Eastern Daylight Time (“EDT”) which is June 8, 2020, at 8:00 a.m., Australian Eastern Standard Time (“AEST”), to consider and vote upon proposals to (i) approve the delisting of the Company from the official list (the “Official List”) of the Australian Securities Exchange (the “ASX”) on a date that is not less than one month from the date on which the delisting is approved by stockholders for the purposes of ASX Listing Rule 17.11 and for all other purposes, and that the Company’s Board of Directors (the “Board”) be authorized to do all things reasonably necessary to give effect to the delisting of the Company from the Official List (the “ASX Delisting Proposal”); and (ii) authorize the adjournment of the Special Meeting, even if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the ASX Delisting Proposal (the “Adjournment Proposal”).

The Company has decided to postpone the Special Meeting to June 16, 2020 at 6:00 p.m., EDT, which is June 17, 2020 at 8:00 a.m., AEST, in order to provide stockholders with an update on the Company’s current financing plans given developments that have occurred since the mailing of the Definitive Proxy Statement. The record date for the Special Meeting has not changed as a result of the postponement and remains fixed at April 21, 2020 (the “Record Date”). This means that only holders of the Company’s common stock or CHESS Depositary Interests (“CDIs”) as of the Record Date are entitled to vote at the Special Meeting. In addition, the information related to accessing the virtual meeting remains unchanged. The Special Meeting will be held as a webcast via the online platform at https://agmlive.link/GID20 and details on how to access the meeting can be found on the Company’s website or within the Definitive Proxy Statement.

The information contained in this supplement should be read in conjunction with the Definitive Proxy Statement.

Reasons for Postponement

The Company was seeking to be in a position to agree and announce a new financing arrangement prior to the Special Meeting, so that stockholders had an understanding of the Company’s future funding position before voting on the ASX Delisting Proposal. The Company has not been able to agree on definitive terms with any potential investors at this stage, including in relation to the Potential Financing (as defined in the Definitive Proxy Statement). However, the Company is continuing to have discussions with potential investors regarding both equity and debt funding alternatives. The Board believes that it is in the best interests of stockholders to allow more time for these discussions to be pursued before asking stockholders to vote on the ASX Delisting Proposal. Accordingly, the Board is postponing the Special Meeting to allow these further discussions to occur and thereby create an outcome whereby stockholders can be as fully informed as possible as to what the Company’s financial position will look like in a post-delisting environment prior to voting on the ASX Delisting Proposal.

During this additional time period, the Company will also seek to reach an agreement with Crystal Amber Fund Limited (“Crystal Amber”) to extend the current June 15, 2020 maturity date of its June 2017 Senior Secured Convertible Promissory Note (the “2017 Note”), or to otherwise restructure such note to avoid an event of default. The Company believes that a vote on the ASX Delisting Proposal should ideally only occur to the extent the 2017 Note has been modified, so that the Company is not in default at or shortly after the time of the vote. If the maturity date of the 2017 Note is not extended or otherwise restructured and the Company is in a condition of default under the 2017 Note on June 15, 2020, the Board may determine that it should initiate an orderly wind down of the Company prior to the Special Meeting.

Absent any additional debt or equity financing, the Company has cash reserves that will enable it to operate until June 16, 2020. In view of this situation the Company is currently holding discussions with existing investors regarding the possibility of a short-term bridge financing in an amount of up to approximately $500,000, which if provided would allow the Company to operate until June 26, 2020. There is no guarantee, however, that the Company will be able to secure any bridge financing on favorable terms, if at all.

The Company will make further announcements regarding the above matters prior to the new date for the Special Meeting.

It is important that stockholders note, however, that the postponement of the Special Meeting is not a guarantee that either a significant financing or restructuring of the 2017 Note will be able to be achieved on terms acceptable to the Company prior to the Special Meeting or at all. In addition, even if the maturity date of the 2017 Note is able to be extended and a $500,000 bridge financing arranged, if a material financing and a restructuring of the 2017 Note cannot be secured by June 26, 2020, the Company will need to cease carrying on business and be wound down.

Voting Instructions

If you held shares of common stock on the Record Date and have not yet voted, you may do so now using the directions provided in the Proxy Statement. If you held shares of common stock on the Record Date and have already voted, you may change your vote or revoke your proxy at any time before the Special Meeting in any one of the following ways:

●	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed in the Definitive Proxy Statement;

●	by re-voting by Internet as instructed in the Definitive Proxy Statement;

●	by notifying the Company’s corporate secretary in writing at GI Dynamics, Inc., 320 Congress Street, Boston, MA 02210, U.S.A., Attention: Corporate Secretary, before the Special Meeting that you have revoked your proxy; or

●	by virtually attending the Special Meeting, revoking your proxy and voting via the online platform at https://agmlive.link/GID20. Virtual attendance at the Special Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request during the Special Meeting that it be revoked.

Your most current vote, whether by Internet or proxy card, is the one that will be counted.

If you are a beneficial owner and hold shares of common stock through a broker, bank or other nominee, you may submit new voting instructions by contacting your broker, bank or other nominee.

If you held CDIs on the Record Date and you have not yet directed CDN to vote by completing the CDI Voting Instruction Form, you may do so prior to 8:00 a.m. AEST on June 14, 2020 (which is 6:00 p.m. EDT on June 13, 2020). If you held CDIs on the Record Date and you have already directed CDN to vote by completing the CDI Voting Instruction Form, you may revoke those directions by delivering to Link Market Services Limited a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent which notice must be received by Link Market Services Limited no later than 8:00 a.m. AEST on June 14, 2020 (which is 6:00 p.m. EDT on June 13, 2020).

Your vote is very important. The Company cannot delist from the Official List unless the ASX Delisting Proposal receives the affirmative vote of at least 75% of the votes cast by stockholders present in person or represented by proxy at the Special Meeting. If you have already voted your shares of common stock or directed CDN to vote your CDIs by completing the CDI Voting Instruction Form and you do not desire to change your vote, your prior vote will remain voted without additional action.

After careful consideration, our board of directors has unanimously recommends that our stockholders vote FOR the ASX Delisting Proposal and FOR the Adjournment Proposal presented to our stockholders in the Definitive Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Charles R. Carter
Chief Financial Officer, Secretary, and Treasurer
Boston, Massachusetts

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